Exhibit 4.7

March 9, 2018

Securities and Exchange Commission

100 F Street, NE

Washington, D C 20549

RE: SB Financial Group, Inc. — Annual Report on Form 10-K for the fiscal year ended December 31, 2017

Ladies and Gentlemen:

SB Financial Group, Inc., an Ohio corporation (“SB Financial”), is today filing with the Securities and Exchange Commission (the “SEC”) the Annual Report on Form 10-K of SB Financial for the fiscal year ended December 31, 2017 (“SB Financial’s 2017 Form 10-K”).

Pursuant to the instructions relating to the Exhibits in Item 601 (b)(4)(iii) of Regulation S-K, SB Financial hereby agrees to furnish to the SEC, upon request, copies of instruments and agreements defining the rights of holders of long-term debt and of the long-term debt of its consolidated subsidiaries, which are not being filed as exhibits to SB Financial’s 2017 Form 10-K None of such long-term debt exceeds 10 percent of the total assets of SB financial and its subsidiaries on a consolidated basis.

Very truly yours,

SB FINANCIAL GROUP, INC.

/s/ Anthony V. Cosentino

Anthony V. Cosentino

Executive Vice President and

Chief Financial Officer

401 Clinton Street | Defiance, OH 43512
P 419.783.8950 | F 419.782.6393
YourSBFinancial.com